Exhibit 10.5

STOCKHOLDERS’ AGREEMENT

This Stockholders’ Agreement (this “Agreement”) is made as of [●], by and among [Aspiration, Inc.], a Delaware corporation (the “Company”) (f/k/a InterPrivate III Financial Partners Inc., a Delaware corporation), Andrei Cherny (“Cherny”, and collectively with the individuals and entities set forth on Schedule A, as amended from time to time, the “Cherny Holders”) and Joseph Sanberg (“Sanberg”, and collectively with the individuals and entities set forth on Schedule B, as amended from time to time, the “Sanberg Holders”, and together with Cherny Holders and any individual or entity who hereafter becomes a party to this Agreement pursuant to Section 15, the “Stockholder Parties” and each a “Stockholder Party”).

RECITALS

WHEREAS, the Company has entered into that certain Agreement and Plan of Merger, dated as of August 18, 2021 (as it may be amended or supplemented from time to time, the “Merger Agreement”), by and among the Company, InterPrivate III Merger Sub Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Company, InterPrivate III Merger Sub II LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of the Company, and Aspiration Partners Inc., a Delaware corporation;

WHEREAS, in connection with the Merger Agreement and the transactions contemplated thereby, the Company and the Stockholder Parties have agreed to execute and deliver this Agreement;

WHEREAS, as of immediately following the closing of the Merger (the “Closing”), each Stockholder Party Beneficially Owns (as defined below) the number of shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), set forth on Schedule A and Schedule B hereto;

WHEREAS, the number of shares of Common Stock Beneficially Owned by any Stockholder Party may change from time to time, in accordance with the terms of (x) the Certificate of Incorporation of the Company, as it may be amended, supplemented and/or restated from time to time (the “Charter”), (y) the by-laws of the Company and (z) the Registration Rights Agreement, which changes shall be reported by any Stockholder Party in accordance with the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

WHEREAS, the Stockholder Parties desire to maintain a group and to enter into this Agreement to provide for voting agreements, pursuant to which all of the Stockholder Parties’ shares of Common Stock will be voted together with respect to elections of the Company’s Board.

NOW THEREFORE, in consideration of the foregoing and of the promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Definitions. Capitalized terms used herein but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings indicated when used in this Agreement with initial capital letters:

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

“Board” shall mean the board of directors of the Company.

“Closing Date” shall have the meaning given in the Merger Agreement.

“Competitor” shall mean a Person engaged, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or formed hereafter)), in the financial and sustainability services industry but shall not include any financial investment firm or collective investment vehicle that, together with its Affiliates, holds less than twenty percent (20%) of the outstanding equity of any Competitor and does not, nor do any of its Affiliates, have a right to designate any members of the board of directors of any Competitor.

“Confidential Information” shall mean all information (whether or not specifically identified as confidential), in any form or medium, that is disclosed to, or developed or learned by, the Company or any of its Subsidiaries, or a Stockholder Party, as the case may be, in the performance of duties for, or on behalf of, the Company or any of its Subsidiaries or that relates to the business, products, services or research of the Company or any of its Subsidiaries or any of their investors, partners, Affiliates, strategic alliance participants, officers, directors, employees or stockholders or their respective Affiliates, including, without limitation: (i) internal business information of the Company and its Subsidiaries (including, without limitation, information relating to strategic plans and practices, business, accounting, financial or marketing plans, practices or programs, training practices and programs, salaries, bonuses, incentive plans and other compensation and benefits information and accounting and business methods); (ii) identities of, individual requirements of, specific contractual arrangements with, and information about, the Company or any of its Subsidiaries, its Affiliates, their respective customers and their respective confidential information; (iii) any confidential or proprietary information of any third party that the Company or any Subsidiary of the Company has a duty to maintain confidentiality of, or use only for certain limited purposes; (iv) industry research compiled by, or on behalf of the Company or any of its Subsidiaries, including, without limitation, identities of potential target companies, management teams, and transaction sources identified by, or on behalf of, the Company or any of its Subsidiaries; (v) compilations of data and analyses, processes, methods, track and performance records, data and data bases relating thereto; and (vi) information related to the Company’s Intellectual Property and updates of any of the foregoing; provided that “Confidential Information” shall not include any information that a Stockholder Party can demonstrate has become generally known to and widely available for use other than as a result of the acts or omissions of such Stockholder Party or any Person over which such Stockholder Party has control to the extent such acts or omissions are not authorized by such Stockholder Party in the performance of such Person’s assigned duties for such Stockholder Party.

“Law” shall mean any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order.

“Necessary Action” shall mean, with respect to any party and a specified result, all actions (to the extent such actions are not prohibited by applicable Law, within such party’s control and do not directly conflict with any rights expressly granted to such party in this Agreement, the Merger Agreement, the Registration Rights Agreement, the Charter or the By-laws) reasonably necessary and desirable within his, her or its control to cause such result, including, without limitation (i) calling special meetings of the Board and the stockholders of the Company, (ii) voting or providing a proxy with respect to the Voting Shares Beneficially Owned by such party, (iii) voting in favor of the adoption of stockholders’ resolutions and amendments to the Charter or the By-laws, (iv) requesting members of the Board (to the extent such members were elected, nominated or designated by the party obligated to undertake such action) to act (subject to any applicable fiduciary duties) in a certain manner or causing them to be removed in the event they do not act in such a manner and (v) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such a result.

“Permanent Incapacity” shall mean, with respect to any Person, when a competent medical authority who is treating such Person has given a written opinion to the Company stating that such Person is permanently incapable of carrying out his or her functions as an officer or member of the Board, as applicable.

“Permitted Transferees” shall have the meaning ascribed to such term in the by-laws of the Company.

“Person” shall mean individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a governmental authority.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Stockholder Designating Party” shall mean each of Cherny and Sandberg.

“Stockholder Shares” shall mean all securities of the Company registered in the name of, or Beneficially Owned by the Stockholder Parties, including any and all securities of the Company acquired and held in such capacity subsequent to the date hereof.

“Subsidiary” shall mean, with respect to any Person, (i) any corporation of which more than fifty percent (50%) of the outstanding voting securities is, directly or indirectly, owned by such Person, and (ii) any partnership, limited liability company, joint venture or other entity of which more than fifty percent (50%) of the total equity interest is, directly or indirectly, owned by such Person or of which such Person or any Subsidiary is a general partner, manager, managing member or the equivalent.

“Sunset Date” shall mean (i) with respect to Cherny, the first date, following the Closing Date, on which the Cherny Holders Beneficially Own a number of shares of Common Stock representing less than twenty-five percent (25%) of the number of shares of Common Stock Beneficially Owned by the Cherny Holders immediately following the Closing and (ii) with respect to Sanberg, the first date, following the Closing Date, on which the Sanberg Holders Beneficially Own a number of shares of Common Stock representing less than twenty-five percent (25%) of the number of shares of Common Stock Beneficially Owned by the Sanberg Holders immediately following the Closing.

“Transfer” shall mean the (i) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).

2. Agreement to Vote. During the term of this Agreement, each Stockholder Party shall vote or cause to be voted all securities of the Company that may be voted in the election of the Company’s directors registered in the name of, or beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act, including by the exercise or conversion of any security exercisable or convertible for shares of Common Stock, but excluding shares of stock underlying unexercised Options or warrants) (“Beneficially Owned” or “Beneficial Ownership”) by such Stockholder Party, including any and all securities of the Company acquired and held in such capacity subsequent to the date hereof (hereinafter referred to as the “Voting Shares”), in accordance with the provisions of this Agreement, including, without limitation, voting or causing to be voted all Voting Shares Beneficially Owned by such Stockholder Party so that the Board is comprised of the Persons designated pursuant to Section 3. Except as explicitly provided in this Agreement, each Stockholder Party is free to vote or cause to be voted all Voting Shares Beneficially Owned by such Stockholder Party. For the avoidance of doubt, nothing in this Section 2 shall require a Stockholder Party to exercise or convert any security exercisable or convertible for voting securities of the Company.

3. Board of Directors.

(a) Board Representation. Subject to the terms and conditions of this Agreement, from and after the date of this Agreement, the Company and each Stockholder Party shall take all Necessary Action to cause, effective beginning immediately following the Closing Date, the Board to be comprised of [____] ([__]) directors. [______] shall be the individual serving as the initial chairperson of the Board immediately following the Closing. From and after the Closing Date, until the earlier of [______]’s retirement or resignation from the Board or the Sunset Date with respect to [____], each Stockholder Party shall take all Necessary Action to cause [______] to be the chairperson of the Board.

(b) Cherny Designee. Subject to Section 3(d), until the Sunset Date applicable to the Cherny Holders, Cherny shall have the right to nominate, and the Board and the Stockholder Parties will appoint and vote for, one (1) member of the Board (the “Cherny Designee”), which individual shall initially be Cherny.

(c) Sanberg Designee. Subject to Section 3(d), until the Sunset Date applicable to the Sanberg Holders, Sanberg shall have the right to nominate, and the Board and the Stockholder Parties will appoint and vote for, one (1) member of the Board (the “Sanberg Designee” and together with the Cherny Designee, the “Stockholder Designees” and individually, a “Stockholder Designee”), which individual shall initially be Sanberg.

(d) Additional Lapse of Designation Rights. Notwithstanding anything to the contrary set forth in this Agreement, the right of any Stockholder Designating Party to designate nominees for appointment to the Board as set forth in Section 3(b) or Section 3(c) shall terminate if at any time (A) such Stockholder Designating Party or any of its Affiliates becomes a Competitor of the Company or (B) such Stockholder Designating Party or any of its Affiliates commences any legal proceeding against the Company, its Subsidiaries or any other member of the Board of Directors.

(e) Resignation; Removal; Vacancies. Any member of the Board designated pursuant to Section 3(b) or Section 3(c) may resign, or may be removed either (i) with or without cause solely at the direction of the Stockholder Designating Party who designated such member of the Board, or (ii) by the affirmative written vote or written consent of a majority of the remaining members of the Board upon death, disability, Permanent Incapacity or disqualification of such member of the Board. The Stockholder Designating Party who designated such resigned or removed director (or such Stockholder Designating Party’s successors or Permitted Transferees) shall have the exclusive right to designate a replacement for such member of the Board, which individual shall be appointed and approved pursuant to Section 3(b) or Section 3(c), as applicable, for so long as such Stockholder Designating Party is entitled to designate such nominee pursuant to such sections.

(f)   Voting. Each of the Company and the Stockholder Parties agrees not to take, directly or indirectly, any actions (including removing directors in a manner inconsistent with this Agreement) that would knowingly frustrate, obstruct or otherwise affect the provisions of this Agreement and the intention of the parties hereto with respect to the composition of the Board as herein stated. Each Stockholder Party, to the extent not prohibited by the Charter, shall vote all Voting Shares held by such Stockholder Party in such manner as may be necessary to elect and/or maintain in office as members of the Board those individuals designated in accordance with this Section 3 and to otherwise effect the intent of the provisions of this Agreement. Each Stockholder Party further agrees until the Sunset Date applicable to such Stockholder Party (i) to take all Necessary Action reasonably available within their power, including casting all votes to which such Stockholder Party is entitled in respect of its Voting Shares, whether at any annual or special meeting, by written consent or otherwise, so as to vote its Voting Shares on all matters submitted to the stockholders of the Company in accordance with the recommendation of the Board and (ii) not to grant, or enter into a binding agreement with respect to, any proxy to any Person in respect of such party’s equity securities of the Company that would prohibit such party from casting such votes in accordance with clause (i) of this Section 3(f).

(g) From and after the lapse or termination of a Board designation rights set forth in Section 3(b) or Section 3(c) in accordance with the terms of this Agreement, the Board seat that would have been designated pursuant to such designation right had such right not lapsed or terminated will be filled in accordance with the Charter and the by-laws of the Company.

4. Stockholder Designee Requirements.

(a) The Company’s and the Stockholder Parties’ obligations with respect to the Stockholder Designees pursuant to this Agreement shall in each case be subject to each Stockholder Designee’s satisfaction of all requirements set forth in this Section 4. Each of the Stockholder Designating Parties agrees that they shall designate only Stockholder Designees that satisfy, and shall cause each of the Stockholder Designees nominated by them to, at all times satisfy, the requirements set forth in this Section 4.

(b) Each Stockholder Designee shall, at all times, (i) satisfy all requirements regarding service as a director of the Company under applicable Law and the listing rules of NYSE (the “NYSE Rules”), regardless of whether the NYSE Rules then apply to the Company, solely to the extent as has been or will be applicable to all other non-executive directors of the Company, and all other criteria and qualifications for service as a director applicable to all non-executive directors of the Company and (ii) satisfy any other requirements for director qualification adopted by the Board and generally applicable to non-employee directors of the Company.

(c) Each Stockholder Designating Party shall cause each Stockholder Designee designated by it: (i) to make himself or herself reasonably available for interviews; (ii) to consent to such reference and background checks or other investigations as the Board may reasonably request in order to determine such Stockholder Designee meets the requirements to serve as a director of the Company, solely to the extent such checks or investigations have been or will be required from all other non-executive directors of the Company, and (iii) to provide to the Company a completed copy of the directors and officers questionnaire submitted by the Company to its other directors in the ordinary course of business.

(d) No Stockholder Designee (or any replacement thereof appointed by a Stockholder Designating Party) shall be eligible to serve as a director if he or she (x) has been involved in any of the events enumerated under Item 2(d) or Item 2(e) of Schedule 13D under the Exchange Act or Item 401(f), other than Item 401(f)(1), of Regulation S-K of the Securities Act, (y) has been or could be disqualified as a “Bad Actor” under Section 506 of Regulation D of the Securities Act or (z) is subject to any outstanding order, judgment, injunction, ruling, writ or decree of any governmental authority prohibiting service as a director of any public company. In the event that a Stockholder Designee no longer satisfies all the requirements set forth in (1) the immediately preceding sentence and (2) Section 4(b), such Stockholder Designee’s term of office shall immediately terminate in accordance with the Charter and the by-laws of the Company, and the vacancy resulting from the termination of such Stockholder Designee’s term of office may be filled as provided by this Agreement and the Charter and the by-laws of the Company. Each Stockholder Designating Party agrees that, in the event a Stockholder Designee designated by it no longer satisfies the requirements set forth in the immediately preceding sentence, it shall take all Necessary Action to remove or cause the removal of such Stockholder Designee from the Board.

(e) As a condition to a Stockholder Designee’s designation or election to the Board, pursuant to Section 3, such Stockholder Designee must provide to the Company:

(i) all information reasonably requested by the Company that is required to be or is customarily disclosed for directors, candidates for directors and their respective Affiliates and representatives in a proxy statement or other filings in accordance with applicable Law, the NYSE Rules or the Charter, the by-laws of the Company or other corporate governance guidelines;

(ii) all information reasonably requested by the Company in connection with assessing eligibility, independence and other criteria applicable to directors or satisfying compliance and legal or regulatory obligations, solely to the extent such information has been or will be required from all other non-executive directors of the Company; and

(iii) an undertaking in writing by such Stockholder Designee:

(A) to be subject to, bound by and duly comply with a standard confidentiality agreement in a form acceptable to the Company, the code of conduct and other policies of the Company, in each case, solely to the extent applicable to all other non-executive directors of the Company; and

(B) at the request of the Board, to recuse himself or herself from any deliberations or discussions of the Board or any committee thereof regarding matters that, in the reasonable determination of the Board, present actual or potential conflicts of interest with the Company or other matters that, in the reasonable determination of the Board, present actual or potential conflicts of interest with the Company.

5. Representations and Warranties of Each Stockholder Party. Each Stockholder Party on its own behalf hereby represents and warrants to the Company and each other Stockholder Party, severally and not jointly, with respect to such Stockholder Party and such Stockholder Party’s ownership of his, her or its Stockholder Shares set forth on Annex A, as of the Closing Date:

(a) Organization; Authority. If Stockholder Party is a legal entity, Stockholder Party (i) is duly incorporated or organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and (ii) has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. If Stockholder Party is a natural person, Stockholder Party has the legal capacity to enter into this Agreement and perform his or her obligations hereunder. If Stockholder Party is a legal entity, this Agreement has been duly authorized, executed and delivered by Stockholder Party. This Agreement constitutes a valid and binding obligation of Stockholder Party enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(b) No Consent.  Except as provided in this Agreement and for filing requirements under applicable securities laws, no consent, approval or authorization of, or designation, declaration or filing with, any governmental Authority or other Person on the part of Stockholder Party is required in connection with the execution, delivery and performance of this Agreement, except where the failure to obtain such consents, approvals, authorizations or to make such designations, declarations or filings would not materially interfere with a Stockholder Party’s ability to perform his, her or its obligations pursuant to this Agreement. If Stockholder Party is a natural person, no consent of such Stockholder Party’s spouse is necessary under any “community property” or other laws for the execution and delivery of this Agreement or the performance of Stockholder Party’s obligations hereunder. If Stockholder Party is a trust, no consent of any beneficiary is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(c) No Conflicts; Litigation. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms hereof, will (A) if such Stockholder Party is a legal entity, conflict with or violate any provision of the organizational documents of Stockholder Party, or (B) violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, concession, franchise, license, notice or Law applicable to Stockholder Party or to Stockholder Party’s property or assets, except, in the case of clause (B), that would not reasonably be expected to impair, individually or in the aggregate, Stockholder Party’s ability to fulfill its obligations under this Agreement. As of the date of this Agreement, there is no Action pending or, to the knowledge of a Stockholder Party, threatened, against such Stockholder Party or any of Stockholder Party’s Affiliates or any of their respective assets or properties that would materially interfere with such Stockholder Party’s ability to perform his, her or its obligations pursuant to this Agreement or that would reasonably be expected to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

(d) Ownership of Shares.  Stockholder Party Beneficially Owns his, her or its Stockholder Shares free and clear of all Liens. Except pursuant to this Agreement, the Support Agreement, the Merger Agreement, and the Registration Rights Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Stockholder Party is a party relating to the pledge, acquisition, disposition, Transfer or voting of Stockholder Shares and there are no voting trusts or voting agreements with respect to the Stockholder Shares. Stockholder Party does not Beneficially Own (i) any shares of capital stock of the Company other than the Stockholder Shares set forth on Schedule A or Schedule B, as applicable, and (ii) any options, warrants or other rights to acquire any additional shares of capital stock of the Company or any security exercisable for or convertible into shares of capital stock of the Company, other than as set forth on Schedule A or Schedule B, as applicable (collectively, “Options”).

6. Covenants of the Company.

(a) The Company shall: (i) take any and all action reasonably necessary to effect the provisions of this Agreement and the intention of the parties with respect to the terms of this Agreement and (ii) not take any action with the primary purpose to adversely frustrate, obstruct or otherwise affect the rights of the Stockholder Parties under this Agreement without the prior written consent of Cherny and Sanberg.

(b) The Company shall (i) purchase and maintain in effect at all times directors’ and officers’ liability insurance in an amount and pursuant to terms determined by the Board to be reasonable and customary and (ii) cause the Charter and the by-laws of the Company to at all times provide for the indemnification, exculpation and advancement of expenses of all directors of the Company to the fullest extent permitted under applicable Law.

(c) The Company shall pay all reasonable out-of-pocket expenses incurred by the members of the Board in connection with the performance of his or her duties as a director and in connection with his or her attendance at any meeting of the Board. The Company shall enter into customary indemnification agreements with each member of the Board and each officer of the Company from time to time.

7. No Other Voting Trusts or Other Arrangement.  Each Stockholder Party shall not, and shall not permit any entity under such Stockholder Party’s control to (a) deposit any Voting Shares or any interest in any Voting Shares in a voting trust, voting agreement or similar agreement, (b) grant any proxies, consent or power of attorney or other authorization or consent with respect to any of the Voting Shares or (c) subject any of the Voting Shares to any arrangement with respect to the voting of the Voting Shares, in each case, that conflicts with or prevents the implementation of this Agreement.

8. Additional Shares.  Each Stockholder Party agrees that all securities of the Company that may vote in the election of the Company’s directors that such Stockholder Party purchases, acquires the right to vote or otherwise acquires Beneficial Ownership of (including by the exercise or conversion of any security exercisable or convertible for shares of Common Stock) after the execution of this Agreement shall be subject to the terms of this Agreement and shall constitute Voting Shares for all purposes of this Agreement.

9. No Agreement as Director or Officer.  Each Stockholder Party is signing this Agreement solely in his, her or its capacity as a stockholder of the Company. No Stockholder Party makes any agreement or understanding in this Agreement in such Stockholder Party’s capacity as a director or officer of the Company or any of its Subsidiaries (if Stockholder Party holds such office). Nothing in this Agreement will limit or affect any actions or omissions taken by a Stockholder Party in his, her or its capacity as a director or officer of the Company, and no actions or omissions taken in such Stockholder Party’s capacity as a director or officer shall be deemed a breach of this Agreement.  Nothing in this Agreement will be construed to prohibit, limit or restrict a Stockholder Party from exercising his or her fiduciary duties as an officer or director to the Company or its stockholders.

10. Confidentiality. Each Stockholder Party agrees, and agrees to cause its Affiliates, to keep confidential and not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any Confidential Information; provided, however, that a Stockholder Party may disclose Confidential Information to (a) its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (b) to any Affiliate, partner, member, equityholder or wholly-owned Subsidiary of such Stockholder Party in the ordinary course of business; provided that such Stockholder Party informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information or (c) as may otherwise be required by law, regulation, rule, court order or subpoena or by obligations pursuant to any listing agreement with any securities exchange or securities quotation system, provided that such Stockholder Party promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

11. Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party hereto and, accordingly, that this Agreement shall be specifically enforceable, in addition to any other remedy to which such injured party is entitled at law or in equity, and that any breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach or an award of specific performance is not an appropriate remedy for any reason at law or equity and agrees that a party’s rights would be materially and adversely affected if the obligations of the other parties under this Agreement were not carried out in accordance with the terms and conditions hereof. Each party further agrees that no party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtain any remedy referred to in this Section 11, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

12. Termination.

(a) Following the Closing, with respect to each Stockholder Party, except as set forth in Section 12(b), (a) Sections 2 (Agreement to Vote), 3 (Board of Directors) and 4 (Stockholder Designee Requirements) of this Agreement shall terminate automatically (without any action by any party hereto) on the first date on which such Stockholder Party no longer has the right to designate a director to the Board under this Agreement; and (b) the remainder of this Agreement shall terminate automatically (without any action by any party hereto) as to each Stockholder Party when such Stockholder Party ceases to Beneficially Own any Stockholder Shares.

(b) Notwithstanding the foregoing, the obligations set forth in Section 10 (Confidentiality), Section 11 (Specific Enforcement), Section 12 (Termination), Section 13 (Amendments and Waivers), Section 15 (Assignment), Section 18 (Severability), Section 19 (Governing Law), Section 20 (Jurisdiction), and Section 21 (WAIVER OF JURY TRIAL) shall survive termination of this Agreement.

13. Amendments and Waivers.  Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by each Stockholder Party that (i) remains a party to this Agreement at such time and (ii) (x) in the case of any amendment to the rights of any Stockholder Party hereunder, has such right at the time of such amendment and (y) in the case of an amendment to any obligation of a Stockholder Party hereunder, remains subject to such obligation at the time of such amendment. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

14. Stock Splits, Stock Dividends, etc.. In the event of any stock split, stock dividend, recapitalization, reorganization or the like, any securities issued with respect to Voting Shares held by Stockholder Parties shall become Voting Shares for purposes of this Agreement. During the term of this Agreement, all dividends and distributions payable in cash with respect to the Voting Shares shall be paid, as applicable, to each of the undersigned Stockholder Parties and all dividends and distributions payable in Common Stock or other equity or securities convertible into equity with respect to the Voting Shares shall be paid, as applicable, to each of the undersigned Stockholder Parties, but all dividends and distributions payable in Common Stock or other equity or securities convertible into equity shall become Voting Shares for purposes of this Agreement.

15. Assignment.

(a) Neither this Agreement nor any of the rights, duties, interests or obligations of the Company hereunder shall be assigned or delegated by the Company in whole or in part.

(b) No Stockholder Party may assign or delegate such Stockholder Party’s rights, duties or obligations under this Agreement, in whole or in part, except in connection with a Transfer of Stockholder Shares by such Stockholder Party to a Permitted Transferee in accordance with the terms of this Section 15.

(c) This Agreement and the provisions hereof shall, subject to Section 15(b), inure to the benefit of, shall be enforceable by and shall be binding upon the respective assigns and successors in interest of each Stockholder Party, as applicable, including with respect to any of such Stockholder Party’s Stockholder Shares that are transferred to a Permitted Transferee in accordance with the terms of this Agreement.

(d) No assignment in accordance with this Section 15 by any party hereto (including pursuant to a Transfer of any Stockholder Party’s Stockholder Shares) of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company or any other party hereto unless and until each of the other parties hereto shall have received (i) written notice of such assignment as provided in Section 23 and (ii) the executed written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement) as fully as if it were an initial signatory hereto and an updated Schedule A or Schedule B, as applicable, to reflect such assignee. Each Stockholder Party shall not permit the Transfer of any such Stockholder Party’s Stockholder Shares to a Permitted Transferee unless and until the Person to whom such securities are to be transferred has executed a written agreement as provided in clause (ii) of the preceding sentence.

(e) Any transfer or assignment made other than as provided in this Section 15 shall be null and void.

(f) Notwithstanding anything herein to the contrary, for purposes of determining the number of shares of capital stock of the Company held by each Stockholder Party, the aggregate number of shares so held by such Stockholder Party shall include any shares of capital stock of the Company transferred or assigned to a Permitted Transferee in accordance with the provisions of this Section 15; provided, that any such Permitted Transferee has executed a written agreement agreeing to be bound by the terms and provisions of this Agreement as contemplated by Section 15(d) above, including agreeing to vote or cause to be voted the Voting Shares Beneficially Owned by such Permitted Transferee as required of the applicable transferring Stockholder Party.

16. Permitted Transferees. In the event any Permitted Transferee to whom any securities of the Company are transferred hereunder ceases to be a Permitted Transferee, such Person shall as promptly as practicable following the date upon which he, she or it ceases to be a Permitted Transferee, Transfer such Company securities to the stockholder from whom such securities were originally received or acquired.

17. Other Rights.  Except as provided by this Agreement, each Stockholder Party shall retain the full rights of a holder of shares of capital stock of the Company with respect to the Stockholder Shares, including the right to vote the Stockholder Shares subject to this Agreement.

18. Severability. In the event that any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

19. Governing Law. This Agreement, the rights and duties of the parties hereto, any disputes (whether in contract, tort or statute), and the legal relations between the parties arising hereunder shall be governed by and interpreted and enforced in accordance with the Laws of the State of Delaware without reference to its conflicts of laws provisions.

20. Jurisdiction.  Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement shall be brought against any of the parties in the Court of Chancery of the State of Delaware (the “Chancery Court”) (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such courts.

21. WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

22. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

23. Notices.  Any notices provided pursuant to this Agreement shall be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by electronic mail.  Notices provided pursuant to this Agreement shall be provided, (x) if to the Company, in accordance with the terms of the Merger Agreement, (y) if to any other party hereto, to the address or email address, as applicable, of such party set forth on Schedule A or Schedule B hereto, or (z) to any other address or email address, as a party designates in writing to the other parties in accordance with this Section 23.

24. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties, and supersedes any prior agreement or understanding among the parties, with regard to the subject matter hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein.

25. Effectiveness. Notwithstanding anything contained in this Agreement to the contrary, this Agreement shall be effective upon the Closing. If the Merger Agreement is terminated in accordance with its terms, this Agreement shall terminate concurrently therewith and shall be of no further force and effect.

[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

COMPANY:

[Aspiration, Inc.]
a Delaware corporation

By:
Name:
Title:

[Signature Page to Stockholders’ Agreement]

STOCKHOLDER PARTIES:

[______]

[______]

[Signature Page to Stockholders’ Agreement]

Schedule A

Cherny Holders’ Stockholder Shares

Holder	Address	Shares of Common Stock	Warrants	Options	Other Equity Securities/Rights to Acquire Equity Securities

Schedule B

Sanberg Holders’ Stockholder Shares

Holder	Address	Shares of Common Stock	Warrants	Options	Other Equity Securities/Rights to Acquire Equity Securities

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